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                                                                    EXHIBIT 3.03

ENDORSED
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 02/13/2001
010073238 - 3356549


                            CERTIFICATE OF FORMATION

                                       OF

                           SALEM RADIO OPERATIONS, LLC



        I. The name of the limited liability company ("Company") is Salem Radio Operations, LLC.

        II. The address of the Company's registered office in the State of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent. The name of its registered agent at such address is National Registered Agents, Inc.

        III. This Certificate of Formation shall be effective immediately upon filing.


        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Salem Radio Operations, LLC this 13th day of February, 2001.



                                    SALEM MEDIA CORPORATION,
                                    a New York corporation

                                    By: /s/ Jonathan L. Block
                                       ---------------------------------
                                       Jonathan L. Block, Vice President